Exhibit 99.1

NEWS RELEASE

Alliance Imaging, Inc.

Kenneth S. Ord

Executive Vice President

Chief Financial Officer

(714) 688-7100

www.allianceimaging.com

R. BRIAN HANSON

TO JOIN ALLIANCE IMAGING

AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

ANAHEIM, CA—July 1, 2004–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, today announced that R. Brian Hanson will become its Executive Vice President and Chief Financial Officer effective July 26, 2004.

Hanson has extensive financial and operations experience.  Most recently, Hanson held various positions with Fisher Scientific International Inc. (NYSE:FSH), including Chief Operating Officer and Chief Financial Officer of the Healthcare Division.  Prior to this, Mr. Hanson was the Vice President of Finance/Chief Financial Officer of Culligan Water Conditioning.

“Brian’s strong financial operations background makes him a perfect fit for the Alliance Imaging management team,” states Paul S. Viviano, Chairman of the Board and Chief Executive Officer.  “His extensive financial, operating, and strategic experience in growth-oriented companies matches Alliance Imaging’s needs.”

“I am excited about joining Alliance Imaging and the excellent management team,” states Hanson.  “I am looking forward to making significant contributions to the growth of Alliance Imaging in the coming years.”

Hanson fills the vacancy created by the retirement of Kenneth S. Ord.  Prior to his retirement, Ord will work with Hanson to ensure an orderly transition of duties.

Alliance Imaging is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of free-standing imaging centers.  The Company had 477 diagnostic imaging systems, including 363 MRI systems and 48 PET or PET/CT systems, and 1,348 clients in 44 states at March 31, 2004.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

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